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                                                                EXHIBIT 10.42


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT made and entered into as of the 26th day of February, 1997 (the "Agreement"), by and between MICHAEL FOODS, INC., a Delaware corporation (hereinafter referred to as "Michael Foods") and STEPHEN PAPETTI (hereinafter referred to as "Executive").

         WHEREAS, Executive is an employee of Papetti's Hygrade Egg Products, Inc. which will be merged as of the date hereof with and into Michael Foods (the "Reorganization"); and

         WHEREAS, Michael Foods desires to assure itself of the availability of the services of the Executive following the Reorganization, and it is a condition to the Reorganization that Executive and Michael Foods enter into this Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties agree as follows:

         1. EMPLOYMENT AND DUTIES. Michael Foods shall employ Executive to serve as Executive Vice President of the Papetti's Hygrade Foods Division and in such capacity Executive shall perform such duties as were being performed prior to and as of the date of this Agreement subject at all times to the direction of the President of Papetti's Hygrade Foods Division.

         2. TERM. This Agreement shall be effective as of February 26, 1997 and shall continue through February 25, 2000, unless earlier terminated as provided herein. This Agreement may be extended thereafter upon the written agreement of the parties hereto.

         3. BASE SALARY. For all services rendered by Executive, Michael Foods agrees to pay Executive an annual Base Salary for each year of this Agreement from February 26, 1997 through February 25, 2000 of at least $180,000 payable in substantially equal semi-monthly installments.

         4.      ADDITIONAL BENEFITS AND WORKING FACILITIES.

                 a. Michael Foods shall provide Executive with medical insurance and shall permit Executive to participate in other fringe benefit plans as Michael Foods may from time to time provide for its other executive officers. The terms of said benefits in all cases shall be no less favorable to Executive than those offered to other executive officers of Michael Foods.

                 b. Executive is entitled to take up to 4 weeks of vacation per annum at reasonable times and for customary and reasonable lengths of time consistent with his overall responsibilities hereunder.
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                 c.       Michael Foods shall reimburse Executive for all
         reasonable expenses incurred by Executive in connection with Michael Foods' business, including but not limited to, expenses of travel and entertainment, upon presentation of itemized statements therefor.

         5. NON-COMPETE. During Executive's term of employment and for a period of three years following termination of employment, Executive shall not directly or indirectly, whether as an employee, agent, contractor, partner, shareholder or otherwise, engage in the business of egg production, processing or distribution in any geographic area where Michael Foods produces or processes eggs or distributes egg products, except as specified in Schedule I to this Agreement, nor shall Executive solicit the business of any customer of Michael Foods on behalf of any company or business entity (other than Michael Foods or its affiliates) which is engaged in the egg production, processing or distribution business, whether or not such company or business directly competes with Michael Foods.

         6. EVENTS OF TERMINATION. The employment of Executive hereunder shall terminate as follows:

                 a.       Upon the Incapacity or death of Executive;

                 b. Upon thirty (30) days' written notice by either party or by Executive if Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent; or

                 c.       Without notice by Michael Foods for Cause.

         "Cause" for purposes hereof shall mean a determination by Michael Foods that Executive has committed an illegal act that directly reflects upon his fitness to act as an Executive of Michael Foods.

         "Incapacity" for purposes hereof shall mean a determination by Michael Foods in its sole discretion that Executive is unable to perform his job responsibilities hereunder as a result of chronic illness, physical, mental or any other disability for a period of six (6) months or more.

         If Executive's employment is terminated under subsection (a) or by Michael under subsection (b) or by Executive under subsection (b) based upon the fact that Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent, Executive shall receive as a termination payment an amount equal to the Base Salary for the remaining term of this Agreement. The termination payments provided above shall be made in substantially equal monthly installments beginning on the first day of the month following termination of employment for the balance of the term of this Agreement. If Executive's employment is terminated by Executive under subsection (b) for any reason other than that Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent or by Michael under subsection (c), Executive shall receive no termination payment.


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         "Duties are Substantially Reduced or Negatively Altered" means, without Executive's express written consent:

                 (i) the assignment to Executive of any duties inconsistent with Executive's positions, duties, responsibilities and status with Michael Foods or a change in Executive's reporting responsibilities, titles or offices, or any removal of Executive from, or any failure to re-elect Executive to, any of such positions, except in connection with the termination of Executive's employment for Cause, upon the Incapacity or death of Executive, or upon the voluntary termination by Executive;

                 (ii) a reduction in Executive's Base Salary below the minimum Base Salary in Section 3 hereof;

                 (iii) Michael Foods requiring Executive to be based anywhere other than the geographic location at which Executive was based at the effective date of this Agreement except for required travel on business to an extent substantially consistent with the business travel obligations of Executive;

                 (iv) the failure by Michael Foods to continue in effect benefit and compensation plans substantially equivalent to the benefit or compensation plans or arrangements in effect at the effective date of this Agreement; the taking of any action by Michael Foods not required by law which would adversely affect Executive's participation in or materially reduce Executive's benefits under any of such plans or deprive Executive of any material fringe benefit enjoyed by Executive; or the failure by Michael Foods to provide Executive with the number of paid vacation days, holidays and personal days to which Executive was then entitled in accordance with Michael Foods' normal leave policy in effect at the effective date of this Agreement.

         7. ADDITIONAL DOCUMENTS. The parties shall each, without further consideration, execute such additional documents as may be reasonably required in order to carry out the purposes and intents of this agreement and to fulfill the obligations of the respective parties hereunder.

         8. WAIVER. Any waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce a provision hereof operate as a waiver of such provisions or of any other provision hereof.

         9. NOTICES. All communications with respect to this agreement shall be considered given if delivered or sent as follows:


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         a.      To Executive by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:

                          Stephen Papetti
                          c/o Papetti Hygrade Foods Division
                          100 Trumbull Street
                          Elizabeth, New Jersey  07206

                          Copy to:

                          Martin B. O'Connor, II
                          O'Connor, Morss & O'Connor
                          Liberty Hall Center
                          1085 Morris Avenue
                          Union, New Jersey  07083

         b. To Michael Foods by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:

                          Michael Foods, Inc.
                          5353 Wayzata Boulevard
                          324 Park National Bank Building
                          Minneapolis, Minnesota  55416

or mailed to such other addresses as the parties hereto may designate by notice given in like manner. Notice shall be effective three (3) days after mailing or upon personal delivery.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement of the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to another in any manner by any warranties, representations or guarantees, except as specifically set forth herein.

         11.     MODIFICATIONS, AMENDMENTS AND WAIVERS.  The parties hereto at
any time may by written agreement extend or modify this Agreement.   This
Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing executed by the parties hereto.

         12. SEVERABILITY. No finding or adjudication that any provision of this Agreement is invalid or enforceable shall affect the validity or enforceability of the remaining provisions herein, and this Agreement shall be construed as though such invalid or unenforceable provisions were omitted.

         13.     MISCELLANEOUS.

                 a. The terms and conditions of this Agreement shall inure to the





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         benefit of and be binding upon the respective legal representatives, successors and assigns of the party thereto.

                 b. This Agreement is made pursuant to and shall be construed under the laws of the State of Minnesota.

                 c. This Agreement may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                        MICHAEL FOODS, INC.



                                        By: /s/  Gregg A. Ostrander
                                            ---------------------------------
                                        Its: President
                                            ---------------------------------

                                        /s/  Stephen Papetti
                                        -------------------------------------
                                        Executive
                                        Stephen Papetti




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                                   SCHEDULE I
                               (STEPHEN PAPETTI)

1. Together, Alfred Papetti (25%), Arthur J. Papetti (25%), Tina Marie Noll (25%) and Stephen Papetti (25%) own Shell Egg Technology, L.L.C., which entity owns 0.5% of Pasteurized Egg, L.P.

2.   Together, William T. Rechsteiner (25%), David Rechsteiner (8.33%), Arthur
     J. Papetti (22.23%), Alfred Papetti (22.22%) and Stephen Papetti (22.22%) own Papetti Farms, Inc., which entity owns 50% of Sunbest-Papetti Farms.